UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2008

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.01.	Completion of Acquisition or Disposition of Assets	1
Item 9.01.	Financial Statements and Exhibits	1
SIGNATURE		3
EXHIBIT INDEX		4
EX-23.1
EX-99.1
EX-99.2
EX-99.3

     This Form 8-K/A amends the Current Report on Form 8-K filed by the registrant with the Securities and Exchange Commission on December 24, 2008 (the “original Form 8-K”) to provide required financial information.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
The Transaction
     On December 22, 2008, Fidelity National Financial (“FNF” or the “Company”) completed the acquisition of LandAmerica Financial Group Inc.’s (“LFG”) two principal title insurance underwriters, Lawyers Title Insurance Corporation, an insurance company organized under the laws of the State of Nebraska (“Lawyers”), and Commonwealth Land Title Insurance Company, an insurance company organized under the laws of the State of Nebraska (“Commonwealth”), as well as United Capital Title Insurance Company, an insurance company organized under the laws of the State of California (“United”), pursuant to an amended and restated stock purchase agreement, which was filed as Exhibit 10.1 to the original Form 8-K (the “Stock Purchase Agreement”). The total purchase price for Commonwealth and Lawyers was approximately $235,000,000, and consisted of cash, a $50 million principal amount 2.36% subordinated promissory note of FNF due 2013 and 3,176,620 shares of FNF common stock. In addition, pursuant to the Stock Purchase Agreement, Fidelity National Title Insurance Company (a wholly-owned subsidiary of FNF) acquired the capital stock of United from an indirect subsidiary of LFG for a purchase price of approximately $12 million, equal to an estimate (subject to post-closing adjustment) of the statutory net worth of United as of the closing. Prior to the closing, LFG directly or indirectly owned 100% of the issued and outstanding shares of capital stock of Commonwealth, Lawyers and United. A copy of the FNF press release announcing the closing of the transaction is included as Exhibit 99.1 to the original Form 8-K.
     The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which was included as Exhibit 10.1 to the original Form 8-K. In the event of any conflict between the foregoing summary and the full text of the Stock Purchase Agreement, the text of the Stock Purchase Agreement shall control.
General
     During 2008 and 2007, prior to the acquisition, the LFG Underwriters generated significant revenue but had substantial losses from operations. Since the acquisition, FNF has been engaged in an effort to reduce overhead at the LFG Underwriters and restore them to profitability. Through the end of January, FNF had eliminated approximately 1,500 of the 5,500 employees and closed approximately 125 of the offices acquired in the transaction. Agent relationships are also being evaluated and reductions in the agency base have also occurred and are continuing. As a result of these measures, and due in part to the loss of business momentum at the LFG Underwriters prior to the acquisition resulting from the Chapter 11 case of LFG and other causes, it seems likely that the operations of the LFG Underwriters will, at least initially, be somewhat less sizable than they were historically. For the months of January and February 2009, the direct operations of the LFG Underwriters contributed an average of approximately 16% of the total direct orders opened by the Company. Therefore, the results of operations of the LFG Underwriters for prior periods and the pro forma financial statements included herein as Exhibits 99.1, 99.2 and 99.3 are not necessarily indicative of the results to be expected for any future period.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Business Acquired.
     The financial statements of the businesses acquired by FNF are included in this Current Report under Item 9.01(a)(4) of Form 8-K and filed as Exhibits 99.1 and 99.2.
     (b) Pro Forma Financial Information.
     The pro forma financial information with respect to the businesses acquired by FNF is included in this Current Report under Item 9.01(a)(4) of Form 8-K and filed as Exhibit 99.3.

     (d) Exhibits

Exhibit
Number	Description

23.1	Consent of Independent Auditors — Ernst & Young

99.1	Audited Special-Purpose Combined Carve-Out Financial Statements of Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company, and United Capital Title Insurance Company (A Carve-Out of LandAmerica Financial Group, Inc.), for the year ended December 31, 2007.

99.2	Unaudited Special-Purpose Combined Carve-Out Financial Statements of Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company, and United Capital Title Insurance Company (A Carve-Out of LandAmerica Financial Group, Inc.), for the three- and nine-month periods ended September 30, 2008 and 2007.

99.3	Unaudited pro forma combined financial data of Fidelity National Financial, Inc., Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation, and United Capital Title Insurance Company for the nine month period ended September 30, 2008, and the year ended December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

Dated: March 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of Independent Auditors — Ernst & Young

99.1	Audited Special-Purpose Combined Carve-Out Financial Statements of Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company, and United Capital Title Insurance Company (A Carve-Out of LandAmerica Financial Group, Inc.), for the year ended December 31, 2007.

99.2	Unaudited Special-Purpose Combined Carve-Out Financial Statements of Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company, and United Capital Title Insurance Company (A Carve-Out of LandAmerica Financial Group, Inc.), for the three- and nine-month periods ended September 30, 2008 and 2007.

99.3	Unaudited pro forma combined financial data of Fidelity National Financial, Inc., Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation, and United Capital Title Insurance Company for the nine month period ended September 30, 2008, and the year ended December 31, 2007.

4